UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 21, 2011

Brown & Brown, Inc.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-13619	59-0864469
(State or Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

220 South Ridgewood Avenue, Daytona Beach, Florida 32114

(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code:  (386) 252-9601

                      N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 21, 2011, Brown & Brown, Inc. (the "Company") entered into a Confirmation of Acceptance (the "Confirmation") in connection with the Master Shelf and Note Purchase Agreement, dated as of December 22, 2006 (the "Agreement"), among the Company, Prudential Investment Management, Inc. ("Prudential") and each of the other persons named therein as parties thereto.  The Agreement was attached as Exhibit 10.14 to the Company's Form 10-K for the year ended December 31, 2006 and a letter amendment, dated September 30, 2009, that extended the Agreement was attached as Exhibit 10.1 to the Company's Form 8-K filed on October 5, 2009.

As reflected in the Confirmation, the Company agreed, subject to the Agreement's terms and conditions, to issue to Prudential and certain of Prudential's affiliates an aggregate of $100,000,000 principal amount of senior unsecured notes (the "Notes") due September 15, 2018 of the Company to be purchased by one or more accounts managed by Prudential or Prudential's affiliates.  The closing and funding date for the Notes is identified as September 15, 2011.    The interest rate on the Notes is identified as a fixed rate of 4.50%.

Affiliates of Prudential also purchased notes issued by the Company in 2004 and 2006.

This description of the Confirmation does not purport to be complete and is qualified in its entirety by the Confirmation attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit.

The following is filed herewith:

Exhibit No. Description
10.1 Confirmation of Acceptance dated January 21, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brown & Brown, Inc.

January 27, 2011	By:	/S/ CORY T. WALKER
Cory T. Walker
Sr. Vice President, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.                           Description

10.1                                       Confirmation of Acceptance dated January 21, 2011.